As filed with the Securities Exchange Commission on September 18, 1997 Registration No.1-13106
--------------------------------------------------------------------------------

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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ESSEX PROPERTY TRUST, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Maryland
    (State or Other Jurisdiction of Incorporation or Organization)

                                   77-0369576
                    (I.R.S. Employer Identification Number)

                              777 California Avenue
                           Palo Alto, California 94304
                                 (650) 494-3700
     (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                Keith R. Guericke
                      President and Chief Executive Officer
                              777 California Avenue
                           Palo Alto, California 94304
                                 (650) 494-3700
        (Name, address, including zip code, and telephone number, including area code, of Agent for Service of Process)

                                   Copies to:

                            Stephen J. Schrader, Esq.
                           Christopher S. Dewees, Esq.
                             Morrison & Foerster LLP
                               755 Page Mill Road
                           Palo Alto, California 94304

        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.

     If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |X|
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a  post-effective  amendment  filed pursuant to Rule 462(c)
under  the  Securities  Act of  1933,  check  the  following  box and  list  the
Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|
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                        CALCULATION OF REGISTRATION FEE
------------------- ------------- ---------------- ----------------  -----------
Title of Securities Amount to be  Proposed Maximum Proposed Maximum  Amount of
 to be Registered   Registered(1)  Offering Price      Aggregate     Registra-
                                    Per Unit (1)     Offering Price  tration Fee
------------------- ------------- ---------------- ----------------  -----------
Common Stock,
par value $.0001
per  share          750,000       $  31.781         $23,835,750.00   $7,223.00
================================================================================

     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) which is based on the average of the high and low prices for common stock of the Registrant for September 18, 1997, as reported on the New York Stock Exchange.

     (2) The proposed maximum offering price per unit will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities hereunder.






PROSPECTUS

                           ESSEX PROPERTY TRUST, INC.
                  DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN
                                  COMMON STOCK
                              --------------------

         The Dividend Reinvestment and Share Purchase Plan (the "Plan") of Essex Property Trust, Inc., a Maryland corporation (the "Company"), provides current holders of the Company's common stock, $.0001 par value (the "Common Stock"), and other interested investors with a convenient and efficient method to invest funds and reinvest dividends in shares of Common Stock ("Plan Shares") at limited fees (see Section 13 below). Plan Shares will be purchased directly from the Company or, at the Company's discretion, from shares of Common Stock purchased by the Agent (as hereinafter defined) on the open market or directly from other stockholders.

         All of the 750,000 shares of Common Stock offered hereby are being offered by the Company. To ensure that the Company maintains its qualification as a real estate investment trust ("REIT"), the charter of the Company (the "Charter") provides that no person, with certain exceptions, may own more than 6.0% of the value of the outstanding shares of Common Stock. Accordingly, all purchases of Plan Shares will be limited by and subject to the ownership limitations in the Charter.

         Current stockholders and other interested investors may participate in the Plan by completing an Enrollment Form and returning it to BankBoston, N.A., P.O. Box 8040, Boston, Massachusetts 02266-8040.

         Current stockholders and other interested investors who elect to participate in the Plan may make optional cash payments for purchases of Plan Shares at any time of not less than $100 per payment nor more than $20,000 per month. In addition, Registered Stockholders (as defined in Section 4 below) who elect to participate in the Plan have the following additional option: automatic reinvestment of cash dividends on all or a portion of the shares of Common Stock registered in their names.

         The price of Plan Shares purchased with reinvested dividends or optional cash payments will be either (i) the average of the high and low sales price for the Common Stock on the New York Stock Exchange on the Investment Date (as defined in Section 2 below) (if the Company elects to sell shares directly pursuant to this Prospectus) or (ii) the weighted average price paid by the Agent for shares on the Investment Date (if the Company elects to have shares purchased on the open market). See Section 12 below.

         Cash dividends on Plan Shares (whether purchased with reinvested dividends or with optional cash payments) will be automatically reinvested to purchase additional Plan Shares.

                              ---------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
                  EXCHANGE COMMISSION OR ANY STATE SECURITIES
                               COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.
                              ---------------------

         All current stockholders and other interested investors may participate in the optional cash payment portion of the Plan by completing and delivering an Enrollment Form. Stockholders of record may participate in the reinvestment of cash dividends on shares of Common Stock that are not Plan Shares. Stockholders whose shares are currently registered in a name other than the name of such stockholder, such as in the name of such stockholder's broker or bank nominee, should consult directly with the entity holding such stockholder's shares to determine how to enroll in the Plan. If the entity holding such stockholder's shares does not provide for participation in the Plan, such stockholder may request to have some or all of its shares registered in its own name in order to participate directly.

         A description of the Plan is set forth in this Prospectus under the caption "Dividend Reinvestment and Share Purchase Plan." A Participant in the Plan may withdraw at any time with proper advance notice. Participation in the Plan is strictly voluntary. Stockholders who do not wish to participate in the Plan need do nothing and will continue to receive cash dividends as declared and paid. The Company reserves the right to modify or terminate the Plan at any time. The Plan does not represent a change in the Company's dividend policy or a guarantee of future dividends. Dividends will continue to depend on earnings, financial requirements and other factors.

                              ---------------------

                    The date of this Prospectus is September 18, 1997.

                              AVAILABLE INFORMATION

         The  Company  is  subject  to  the  informational  requirements  of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith the Company files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed can be inspected and copied at the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C., 20549, and at the following regional offices of the
Commission: Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. In addition, the Common Stock is listed on the New York Stock Exchange and similar information concerning the Company can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         The Company has filed with the Commission a registration statement on Form S-3 (the "Registration Statement"), of which this Prospectus is a part, under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Plan Shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding the Company and the Plan Shares offered hereby, reference is hereby made to the Registration Statement and such exhibits and schedules which may be obtained from the Commission at its principal office in Washington, D.C. upon payment of the fees prescribed by the Commission.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The documents listed below have been filed by the Company under the Exchange Act with the Commission and are incorporated herein by reference:

          a. The Company's Annual Report on Form 10-K for the year ended December 31, 1996 (including relevant portions of the Company's definitive proxy statement for the 1997 annual meeting of stockholders specifically incorporated by reference in Part III of such Form 10-K);

          b. The Company's Quarterly Report on Form 10-Q for the Quarters ended March 31, 1997, and June 30, 1997;

          c. Report on Form 8-K filed with respect to the Company dated April 3, 1997;

          d. Report on Form 8-K filed with respect to the Company dated June 20, 1997;

          e. Report on Form 8-K filed with respect to the Company dated August 29, 1997;

          f. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 1-13106).

         Each document filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of all shares of Common Stock to which this Prospectus relates shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the applicable Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         Copies of all documents which are incorporated herein by reference (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference in such information) will be provided without charge to each person, including any beneficial owner, to whom this Prospectus is delivered upon written or oral request. Requests should be directed to the Investor Relations Manager of the Company at 777 California Avenue, Palo Alto, California 94304, telephone number: (650) 494-3700.


                                   THE COMPANY

         The Company is a self-administered and self-managed equity REIT that was formed in 1994 to continue and expand the real estate investment and management operations conducted by Essex Property Company since 1971. The Company conducts substantially all of its activities through Essex Portfolio, L.P. (the "Operating Partnership") in which the Company owns a general partnership interest. As the sole general partner of the Operating Partnership, the Company has control over the management of the Operating Partnership and over each of the properties owned by the Operating Partnership.

         The Company's Common Stock is listed on the New York Stock Exchange under the Symbol "ESS." The Company is a Maryland corporation. The Company's executive offices are located at 777 California Avenue, Palo Alto, California 94304, and its telephone number is (650) 494-3700.


                    DIVIDEND REINVESTMENT AND SHARE PURCHASE
                                      PLAN

What is the purpose of the Plan?

          1. The purpose of the Plan is to provide current stockholders of the Company and other interested investors with a convenient and economic method of investing funds and reinvesting cash dividends ("cash dividends") in shares of Common Stock with limited fees (see Section 13 below). In addition, the Plan provides a low-cost method of generating capital for the Company through the sale of the shares of Common Stock offered hereby.

          What are the advantages and limitations of the Plan to Participants?

          2. (a) Advantages to Participants (as defined in Section 4 below) in the Plan include the following:

          A. Participants are afforded a convenient means to initially invest in Common Stock or to increase their holdings of Common Stock, while incurring limited fees (see Section 13 below).

          B. Participants can acquire shares of Common Stock by making optional cash payments at any time of not less than $100 per payment nor more than $20,000 per month.

          C. At the option of Participants, the Plan permits optional cash payment purchases to be made by convenient direct monetary deductions from such Participants' bank checking or savings accounts (see Section 9 below).

          D. Participants who are Registered Stockholders may have cash dividends on all or a portion of the shares of Common Stock registered in their names that are not Plan Shares ("Certificate Shares") automatically reinvested in Plan Shares.

          E. Participants' cash dividends or optional cash payments are promptly invested in Plan Shares. Plan Shares purchased with reinvested dividends will be purchased on each date on which cash dividends on the Common Stock are paid (each such date, a "Cash Dividend Payment Date"). Plan Shares purchased with optional cash payments will generally be purchased on Friday of each week (see Section 10 below). Each date on which dividends are reinvested in Plan Shares or optional cash payments are invested in Plan Shares is sometimes referred to herein as the "Investment Date."

          F. The Plan permits investments in fractions of shares as well as whole shares, providing the ability to fully invest the total amount of any cash dividends or optional cash payments.

          G. The Agent provides regular account statements and safekeeping for all Plan Shares, simplifying recordkeeping and protecting Participants against loss, theft or destruction of certificates.

          (b) Some of the primary limitations of the Plan are:

          A. The date by which Participants must decide to make optional cash payments is prior to the date on which such payments are invested. Accordingly, Participants' investments may be exposed to changes in market conditions. See Section 10 below.

          B. The price for Plan Shares is based on either the average high and low sales prices for shares of Common Stock on the Investment Date, or the weighted average price paid by the Agent for all Plan Shares purchased on the Investment Date. As a result, the price for Plan Shares may exceed (or be less than) the price to a Participant of directly acquiring shares of Common Stock on the open market. See
          Section 12 below.

          C. There may be delays between a Participant's instruction to sell Plan Shares and the sale date. There may also be delays in receiving Plan Shares withdrawn from the Plan. See Sections 16, 17 and 21 below.

          D. No interest will be paid on funds held by the Agent pending investment. See Section 10 below.

          E. Reinvested cash dividends will be treated for Federal income tax purposes as taxable income to the Participant on the dividend payment date, giving rise to a tax payment obligation without providing the Participant with immediate cash to pay such tax when it becomes due. See Section 22.

          F. Plan Shares may not be pledged. See Section 21.

          G. Although Participants pay only limited fees on purchases and sales of Plan Stock, there is no assurance that such fees are the lowest available fees or that shares of Common Stock are not available for purchase at lower fees.

          NEITHER THE COMPANY NOR THE ADMINISTRATOR CAN ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON SHARES PURCHASED UNDER THE PLAN.

What are the sources of Plan Shares?

          3. Plan Shares will be purchased either from the 750,000 shares of Common Stock offered hereby or, at the Company's discretion, from shares of Common Stock purchased by the Agent on any securities exchange where such shares are traded, in the over-the-counter market or in negotiated transactions, on such terms as the Agent may determine. All sources of Plan Shares, other than the 750,000 shares of Common Stock offered hereby, are collectively referred to as the "Market." The Plan, accordingly, has the added benefit that Plan Shares purchased directly from the 750,000 shares of Common Stock offered hereby will provide the Company with additional funds to make investments in real estate and for other corporate purposes. The Company will not receive any additional funds with respect to Plan Shares purchased from the Market, as the proceeds therefrom will offset the costs incurred by the Company to acquire such Plan Shares.

          The Company may not change its election with respect to the source of Plan Shares more than once in any calendar quarter.

Who is eligible to participate in the Plan?

          4. All current stockholders and other interested investors may participate in the optional cash payment portion of the Plan by completing and delivering an Enrollment Form. Stockholders of record may participate in the reinvestment of cash dividends on shares of Common Stock that are not Plan Shares. Stockholders whose shares are currently registered in a name other than the name of such stockholder, such as in the name of such stockholder's broker or bank nominee, should consult directly with the entity holding such stockholder's shares to determine how to enroll in the Plan. If the entity holding such stockholder's shares does not provide for participation in the Plan, such stockholder may request to have some or all of its shares registered in its own name in order to participate directly. All stockholders of record and all beneficial owners of Common Stock held by brokers or other nominees having a separate account registered in such beneficial owners' names on the Company's stockholder records are referred to herein as "Registered Stockholders". All persons and entities participating in the Plan are referred to herein as "Participants."

          Confirmations of purchases and statements of account under the Plan, annual and other reports, and other communications from the Company will be directed to the registered stockholder at the address shown on the Company's records. The Company may also elect to send additional copies of reports and various stockholder communications to the underlying beneficial owners.

How will the Plan affect participants in the Company's current dividend reinvestment plan?

          5. Participants in the Company's current dividend reinvestment plan need do nothing to participate in the Plan.

          The Company currently maintains a dividend reinvestment plan for its stockholders, pursuant to which eligible stockholders may elect to cause all or any portion of their cash dividends to be reinvested in Common Stock and may also elect to invest optional cash payments in Common Stock, subject to certain limitations (the "Original Plan"). Concurrently with the establishment of the Plan, the Company is merging the Original Plan into the Plan, and modifying the Original Plan such that the Plan amends, restates and replaces the Original Plan in its entirety. Consequently, (i) all participants in the Original Plan are automatically Participants under the Plan, (ii) the accounts established under the Original Plan are transferred to the Plan, and (iii) the terms and conditions of the Plan replace all of the terms and conditions of the Original Plan.

          Any  participant in the Original Plan who does not wish to participate
          in  the  Plan  may  terminate  such  participant's   participation  in
          accordance with Section 17 hereof.

What options are available under the Plan?

          6. By  marking  the  appropriate  spaces on the  Enrollment  Form (see
          Section 9 below), the Participant may choose among the following investment options:

          A. To invest by making optional cash payments at any time in any amount not less than $100 per payment nor more than $20,000 per month.

          B. To cause monthly optional cash payment investments to be made from funds automatically deducted from a Participant's bank checking or savings account in the amount specified by the Participant.

          C. If the Participant is a Registered Stockholder, to reinvest cash dividends automatically on all or a portion of the Certificate Shares (provided a number of full shares is specified) now and subsequently registered in the Participant's name, and to continue to receive cash dividends on that portion of Certificate Shares for which dividends are not reinvested.

          CASH DIVIDENDS ON ALL WHOLE AND FRACTIONAL PLAN SHARES WILL BE REINVESTED IN PLAN SHARES UNTIL THE PARTICIPANT WITHDRAWS FROM THE PLAN OR UNTIL THE PLAN IS TERMINATED.

How will the Plan be Administered?

          7. The Company has appointed BankBoston, N.A., P.O. Box 1681, Boston, Massachusetts 02105-1681, which serves as transfer agent for the Company's Common Stock, as agent (the "Agent") to administer the Plan. The Agent will establish on its books a separate account for each Participant to which will be credited (i) as of the close of business on each Cash Dividend Payment Date, the number of Plan Shares purchased with the cash dividend which the Participant who is a Registered Stockholder has elected to have reinvested, and (ii) on or prior to the close of business on the third (3rd) business day after each date on which optional cash payments are invested in Plan Shares, with respect to the receipt of an optional cash payment permitted hereby, the number of Plan Shares purchased with such optional cash payment. Plan Shares will be held by the Agent, as agent for the Participants, and will be registered in the name of the Agent or its nominee, unless and until a Participant requests that a stock certificate for his or her shares be issued. The Agent will not issue any certificates for Plan Shares unless specifically requested in writing by the Participant (see Section 15 below) or upon the Participant's withdrawal from the Plan (see Section 16 below) or upon the termination of the Plan (see Section 26 below).

          All inquiries regarding the Plan or its administration should be directed to the Agent.

How do stockholders and other investors participate in the Plan?

          8. Any current stockholder or other interested investor may join the Plan at any time by completing and signing an Enrollment Form and returning it to the Agent; provided, however, that the Company has reserved the right to limit participation in the Plan and to terminate and modify the Plan as set forth in Sections 23 and 26 below. With respect to current stockholders of record, when stock is registered in more than one name (i.e., joint tenants, trustees, etc.), all registered holders must sign. When completing the Enrollment Form, a Participant should be careful to include his or her social security number or taxpayer identification number. Failure to supply this information will result in backup withholding of 31% of payments owed to a Participant.

An Enrollment Form either accompanies this Prospectus or may be received from the Agent at the following address:

                  BankBoston, N.A.
                  P.O. Box 8040
                  Boston, Massachusetts 02266-8040
                  Attention:  Customer Service
                  Telephone (Registered Stockholders): (800) 730-6001 Telephone (investors other than Registered Stockholders):
                  (800) 945-8245

If the signed Enrollment Form evidencing an election by a Registered Stockholder to participate in the reinvestment of cash dividends is received by the Agent on or prior to the record date for the next cash dividend payment, reinvestment of cash dividends will begin with the next Cash Dividend Payment Date. If the Enrollment Form is received after that date, reinvestment of cash dividends will begin with the Cash Dividend Payment Date following the next Cash Dividend Payment Date. The Company expects the record date for the payment of cash dividends on the Common Stock to be in March, June, September and December of each year.

Once a Registered Stockholder, electing to make a full dividend reinvestment or a partial dividend reinvestment, has enrolled in the Plan, cash dividend reinvestment continues automatically unless and until the Plan is terminated or the Agent receives written notification from the Participant to terminate such reinvestment, which notice must be received no later than five (5) business days prior to the record date for the next cash dividend payment to be effective with respect to such cash dividend payment. If such notice is received after such time, the Participant's termination will be effective with respect to the cash dividend payment after the next cash dividend payment. If there is any subsequent change in the manner in which a Participant's name appears on his Certificate Shares, the Participant must sign another Enrollment Form to continue participation under the new registration.

Subject to the deadlines described above, Participants may change their investment options at any time by requesting a new Enrollment Form. The Agent must receive notice on or before the record date for the cash dividend payable on a Cash Dividend Payment Date in order for a change in a Registered Stockholder Participant's dividend reinvestment option to be effective for that cash dividend. If such request is received after the record date for such cash dividend, then such Participant's request will not be effective until the succeeding Cash Dividend Payment Date.

What is contained in an Enrollment Form?

          9.

               A. If the "Optional Cash Payments" box on the Enrollment Form is checked, the Agent will apply any optional cash payment received with the Enrollment Form or with a subsequent similarly completed Enrollment Form to the purchase of Plan Shares. If the Participant is a Registered Stockholder and the "Optional Cash Payments" box on the Enrollment Form is checked, but no other box on the Enrollment Form is checked, the Participant will continue to receive cash dividends on shares of Common Stock held by the Participant (other than Plan Shares) in the usual manner, but the Agent will apply any optional cash payment received with the Enrollment Form or with a subsequent similarly completed Enrollment Form to the purchase of Plan Shares.

               B. If the Participant is a Registered Stockholder and checks the appropriate box on the Enrollment Form, the Participant may elect "Full Dividend Reinvestment" and the Agent will apply all cash dividends on all Certificate Shares then or subsequently registered in the Participant's name, together with any optional cash payments, toward the purchase of Plan Shares.

               C. If the Participant is a Registered Stockholder and elects to reinvest dividends on only a portion of the Certificate Shares then or subsequently registered in the Participant's name, the Participant should check the "Partial Dividend Reinvestment" box on the Enrollment Form and the Agent will reinvest cash dividends on only the number of whole Certificate Shares the Participant specifies on the Enrollment Form, together with any optional cash payments, toward the purchase of Plan Shares and will pay cash dividends on the rest of the shares of Common Stock held by the Participant.

               D. If a Participant elects "Automatic Bank Account Deduction," funds in the amount specified by the Participant will be automatically withdrawn from the Participant's bank account on the twentieth (20th) day of each month (or if such day is not a business day, the first business day thereafter) and the Agent will invest such funds to purchase Plan Shares on the first Friday following such withdrawal date. For withdrawals to commence in a particular month, the Agent must receive a properly completed Automatic Investment Application no later than the date that is thirty (30) days prior to the scheduled withdrawal date for such month. With respect to Automatic Investment Applications received by the Agent thereafter, withdrawals shall commence on the scheduled withdrawal date for the succeeding month.

How may optional cash payments be made?

               10. Each Participant in the Plan may invest in additional shares of Common Stock by making optional cash payments at any time. Participants in the Plan have no obligation to make any optional cash payments. Optional cash payments may be made at irregular intervals and the amount of each optional payment may vary, but no optional payment may be less than $100 and the total optional payments invested by each holder of shares of Common Stock may not exceed $20,000 per month. The Company reserves the right to return to any Participant any amounts that exceed the monthly maximum amount. For the purpose of the investment limitations discussed above, the Company may aggregate all optional cash payments for Participants with more than one account using the same Social Security or Taxpayer Identification Number. However, if such Participant has multiple holdings in its own name and through nominees, a separate Enrollment Form must be submitted for each holding.

               For the purpose of such limitations, all Plan accounts which the Company believes to be under common control or management or to have common ultimate beneficial ownership may be aggregated. Unless the Company has determined that optional cash payments for each such account would be consistent with the purposes of the Plan, the Company will have the right to aggregate all such accounts and to return, without interest, within thirty (30) days of receipt, any amounts in excess of the investment limitations applicable to a single account received in respect of all such accounts.

               An  optional  cash  payment  may be made by  enclosing a check or money order with the Enrollment Form when enrolling; and thereafter by forwarding a check or money order to the Agent with a payment form which will be attached to each statement of account. Checks and money orders must be in United States dollars and should be made payable to "BankBoston, N.A."

               Optional cash payments will be invested on Friday of each week, provided that the Agent receives such payments no later than two
               (2) business days preceding such Friday. Optional cash payments received thereafter will not be invested until the Friday following such Friday. If any Friday does not fall on a day which is a business day in Massachusetts, then the Agent will make the investment on the next succeeding business day. NO INTEREST WILL BE PAID ON OPTIONAL CASH PAYMENTS. IT IS THEREFORE SUGGESTED THAT ANY OPTIONAL CASH PAYMENTS A PARTICIPANT WISHES TO MAKE BE SENT SO AS TO REACH THE AGENT AS CLOSE AS POSSIBLE TO (BUT ON OR PRIOR
               TO) TWO (2) BUSINESS DAYS PRECEDING A FRIDAY. The same amount of money need not be sent each month, and there is no obligation to make an optional cash payment each month. Optional cash payments will be refunded if a written request for a refund is received by the Agent no later than two (2) days prior to the Investment Date for such optional cash payment.

               A Registered Stockholder may participate through the investment of optional cash payments without the necessity of reinvesting cash dividends by checking only the "Optional Cash Payments" box on the Enrollment Form. However, even if only the "Optional Cash Payments" box is checked, all dividends payable on shares purchased with optional cash payments and retained in the Participant's Plan account will be reinvested automatically in additional shares of Common Stock.

               In the event that any check is returned unpaid for any reason, the Agent will consider the request for investment null and void and shall immediately remove from the Participant's account shares, if any, purchased upon credit of such money. The Agent shall thereupon be entitled to sell such shares to satisfy uncollected amounts. If the net proceeds of the sale of such shares are insufficient to satisfy the balance of such uncollected amounts, the Agent shall be entitled to sell such additional shares from the Participant's account as needed to satisfy the uncollected balance

How many Plan Shares will be purchased with each investment?

               11. Purchases of Plan Stock will be made for a Participant's account from the 750,000 shares of Common Stock offered hereby or, at the Company's discretion, from Common Stock purchased by the Agent from the Market. The number of shares purchased will depend on the amount of a Participant's cash dividends or optional cash payment and the purchase price per share (see
               Section 12 below). A Participant's account will be credited with that number of shares, including fractions, computed to three decimal places, equal to a Participant's total amount to be invested divided by the applicable purchase price per share.

What is the price of Plan Shares?

               12. The price of Plan Shares purchased from the 750,000 shares of Common Stock offered under this Prospectus with reinvested cash dividends or optional cash payments will be the average of the high and low sales prices for the Common Stock on the New York Stock Exchange on each Investment Date. For Plan Shares purchased from the Market with reinvested cash dividends or optional cash payments, the purchase price will be the weighted average price paid by the Agent for all shares purchased by it for Participants with the invested funds on the Investment Date.

               Limited fees will be charged to Participants in connection with each purchase and sale of Plan Shares made on behalf of such Participant by the Agent. See Section 13 below.

               Since the dates by which Participants must elect to make investments are prior to the dates on which the Agent makes investments, a Participant loses any advantages otherwise available from being able to select the timing of investments. Participant's should recognize that neither the Company nor the Agent assures a profit or protects against a loss on shares of Common Stock purchased under the Plan.

Will Participants incur any costs in connection with the Plan?

               13. In connection with the following transactions, Participants will be assessed the following charges:

                    All optional cash payment investments will have a $5.00 service charge deducted from the cash to be invested whether through automatic bank withdrawal or by check.

                    Sales  processed  through  the Plan will  have a $10.00  fee
                    deducted  from  the  net   proceeds,   after  the  brokerage
                    commissions calculated as provided below.

                    Participants are responsible for all commission costs associated with sales (but not purchases). In addition to the transaction charges outlined above, Participants will be assessed per share processing fees which include brokerage commissions at a rate of $0.15 per share sold.

Will Participants receive statements regarding their Plan accounts?

               14. Participants will be sent a statement of their accounts following each purchase of shares. These statements of account will show any cash dividends and optional cash payments received, the number of shares purchased, the purchase price for the shares, the number of Plan shares held for the Participant by the Agent, the number of enrolled shares registered in the name of the Participant, and an accumulation of the transactions for the calendar year to date. Statements will be mailed as soon as practicable after each transaction. These statements are a Participant's continuing record of the cost of his or her purchases and should be retained for income tax purposes.

               In addition, each Participant will receive the most recent Prospectus constituting the Plan and copies of the same communications sent to every other holder of shares of Common Stock, including the Company's Annual Report, Notice of Annual Meeting and Proxy Statement and income tax information for reporting distributions (including dividends) paid by the Company.

Will certificates be issued for Plan Shares?

               15. Certificates will not be issued to Participants for Plan Shares credited to their account unless the Participant requests the Agent in writing to do so or unless the Participant withdraws from the Plan. The number of Plan Shares credited to a Participant's account under the Plan will be shown on the statements of the Participant's account. This service eliminates the need for safekeeping by a Participant to protect against loss, theft, or destruction of stock certificates.

               At any time a Participant may request in writing that the Agent send a certificate for or sell all or part of the Plan Shares credited to such Participant's account. This request should be mailed to the Agent at the address indicated in Section 8 above. Any remaining whole shares and fractions of shares will continue to be credited to the Participant's account. The Company will pay all fees in connection with sending a certificate. If Plan Shares are sold by the Agent at the request of a Participant, the Participant must pay any broker's commission and any transaction fee of the Agent, as they appear in Section 13 above.

               Certificates for fractional shares will not be issued under any circumstances. Cash dividends on Plan Shares shall be credited to the Participant's account and automatically reinvested in Plan Shares.

               Accounts under the Plan are maintained in the name in which Certificate Shares are registered at the time a Participant enters the Plan. Consequently, certificates for whole shares purchased under the Plan will be similarly registered when issued to a Participant upon request. A Participant who wants these shares registered and issued in a different name, must so indicate in a written request to the Agent at the address indicated in Section 8 above. The Participant will be responsible for any transfer taxes that may be due and for compliance with any applicable transfer requirements in connection with such registration.

How may Participants withdraw from the Plan?

               16. A Participant may withdraw from the Plan at any time upon written notice to the Agent. Such notice should be addressed to the Agent at the address indicated in Section 8 above. In order to withdraw from the cash dividend reinvestment portion of the Plan, a Participant must notify the Agent in writing prior to the record date for the next cash dividend payment.

               Upon withdrawal, a Participant will receive a stock certificate for all whole shares held for a Participant's account in the Plan, plus a check for the value of any fractional shares. The value of a fractional share will be based upon the average of the high and low sales prices for the Common Stock on the New York Stock Exchange as of the trading date prior to the date of issuance of the check. See Section 21 below for a discussion of how a Participant may sell shares in his or her Plan account through the Agent rather than first withdrawing shares from the Plan and then selling them on the open market through a broker.

May Participants terminate their participation in the Plan?

               17. A Participant may terminate participation in the Plan by written notice to the Agent. When a Participant terminates his or her participation in the Plan (or upon termination of the Plan by the Company), certificates for whole shares in his or her account under the Plan are issued and a cash payment is made for any fraction of a share in such account.

               If the written termination notice is received by the Agent before the record date for a cash dividend, the termination will be duly processed and such cash dividend will not be reinvested on the next Cash Dividend Payment Date. Any written notice of termination received after a cash dividend record date will not be effective until cash dividends for such record date have been invested and the shares have been allocated to the account of the respective Participant. After such cash dividends are invested and allocated to the Participants' accounts, termination requests will be processed. Allocations may take up to two (2) weeks after cash dividend payment. Neither the Agent nor the Company is responsible for losses during such periods. Any optional cash payment received by the Agent prior to the receipt of a termination notice will be invested in shares of Common Stock unless the Participant expressly requests in writing that the optional cash payment be returned and the Agent receives the Participant's written request two (2) business days before the date on which the Agent invests optional cash payments (see
               Section 10 above).

               A Participant may re-enroll in the Plan at any time by submitting an Enrollment Form.

               A Participant who is a stockholder of record who terminates the reinvestment of dividends paid on shares registered in his or her name may leave in the Plan the shares previously purchased for his or her account in the Plan. Dividends paid on shares left in the Plan continue to be reinvested automatically for his or her account.

Will cash dividends be paid on Plan Shares?

               18. Cash dividends will be automatically reinvested on all Plan Shares that have been purchased under the Plan and credited to a Participant's account; provided, however, that no dividends will be earned on such shares purchased under the Plan until the dividend payment for the first dividend record date that follows the date of purchase of such shares. On shares of Common Stock for which a Participant, who is a stockholder of record, has directed that dividends be reinvested, cash dividends will automatically be credited to a Participant's account and reinvested in additional shares of Common Stock. On shares of Common Stock for which a Participant, who is a stockholder of record, has not directed that dividends be reinvested and on shares owned by stockholders who are not participating in the Plan, cash dividends, if and as declared, will be received by them by check as usual.

How will Plan Shares be affected by stock dividends, splits or rights offerings?

               19. Any stock dividend or split shares distributed by the Company on Plan Shares will be reflected on Participants' accounts and will appear on their quarterly statements. Stock dividends or split shares distributed on other shares of Common Stock held by the Participant will be mailed directly to the Participant.

               As soon as practicable after effectiveness of a stock dividend or a stock split, the Company will send statements to all Participants indicating the number of shares of Common Stock credited to their account under the Plan as a result of the stock dividend or stock split. Participants may receive a certificate for such shares (other than fractional shares) at any time by sending a written request to the Agent at the address indicated in Section 8 above.

               In the event of a rights offering, a Participant will receive rights based upon the total number of whole shares owned, both Certificate Shares and Plan Shares.

May Plan Shares be voted?

               20. All Plan Shares held by the Company as well as Certificate Shares will be voted as each Participant directs. A proxy card will be sent to each Participant in connection with the annual or any special meeting of stockholders. This proxy will apply to all Certificate Shares registered in each Participant's name, if any, as well as to all whole Plan Shares credited to each Participant's account. If properly signed, all shares will be voted in accordance with the instructions that each Participant gives on the proxy card.

               If no instructions are indicated on a properly signed and returned proxy card, all Certificate Shares, if any, and all whole Plan Shares, will be voted in accordance with the recommendations of the Company's management. If the proxy card is not returned or is returned unsigned, a Participant's shares will be voted only if the Participant votes in person or through some other duly authorized representative at the meeting of stockholders.

What happens when Plan Shares are sold?

               21. Following the sale by a Participant of all Certificate Shares, there will be no cash dividends to be reinvested for such Participant with respect to such Certificate Shares. However, the cash dividends on any existing Plan Shares will continue to be reinvested in additional Plan Shares until the Agent receives notice acceptable to the Agent from the Participant to terminate the reinvestment account. See Section 17 above.

               If a Participant sells part of the Certificate Shares registered in the Participant's name, cash dividends on all remaining Certificate Shares participating in the Plan will continue to be reinvested for the Participant's account.

               EXAMPLE: A Participant owns 500 shares of Common Stock and directs the Company to reinvest the cash dividends of only 250. Cash dividends on 250 shares will be sent to the Participant directly, and cash dividends on 250 shares will be reinvested. The Participant then sells 100 shares of Common Stock. The Participant will now receive cash dividends directly on 150 shares and cash dividends on the 250 shares will continue to be reinvested.

               A Participant who desires to sell shares of Common Stock in a Plan account must request that certificates for such shares be issued in the Participant's name or, as an alternative, may request the Agent to sell whole shares credited to his or her account under the Plan. If a Participant requests that the Agent sell shares credited to his or her Plan account, the Agent will use its best efforts to make the sale in the open market within ten (10) trading days after receipt of the written request, and the Participant will receive the proceeds of the sale minus any brokerage commissions and transfer taxes. No Participant has the authority or power to direct the date or sale price at which the Common Stock may be sold by Agent under this alternative.

               Any written instructions that do not clearly indicate the whole number of shares to be sold, or that "all" Plan shares are to be sold, will be returned to the Participant with no action taken.

               A participant who wishes to sell some or all of his or her shares in the Plan should be aware of the risk that the price of the Common Stock may decrease between the time that the Participant determines to sell shares in the Plan and the time that the sale is completed. This risk is borne solely by the Participant. No check for the proceeds of such sale will be mailed prior to the settlement of funds from the brokerage firm through which shares in the Plan are sold. Settlement is normally three (3) business days after the sale of the shares.

               All  information  relating to the sale of shares in the Plan will
               be  reported  to  the  Internal   Revenue  Service   pursuant  to
               applicable legal requirements.

               A Participant may not pledge or assign shares credited to a Plan account. Any such purported pledge or assignment will be void. If a Participant wants to pledge or assign such shares, the Participant must request that certificate for such shares be issued in the Participant's name.

What are the federal income tax consequences of Plan participation?

               A stockholder who participates in the Plan will have somewhat different federal income tax obligations for cash dividends reinvested under the Plan than for cash dividends received directly in cash. Upon a Cash Dividend Payment Date, a
               Participant  will  (i)  be  treated  as  having  received  a cash dividend equal to the fair market value of the Plan Shares purchased on such date, and (ii) recognize taxable income for the stockholder's pro rata share of brokerage commissions paid by the Company, if any, for the purchase of such Plan Shares. Although Plan Shares will be purchased for 100% of their market price, the Company will pay all brokerage commissions incurred, if any, on the purchase of Plan Shares. Accordingly, the taxable income of Participants will be greater than the taxable income that would have resulted from the receipt of the dividend in cash. A Participant's tax basis in the dividend shares will be equal to the fair market value of the cash dividend shares credited to the Participant's account plus any additional taxable income recognized with respect to brokerage commissions paid by the Company. So long as the Company continues to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), all dividends paid by the Company, including dividends reinvested under the Plan, will be taxable under the provisions of the Code applicable to REITs and their stockholders, pursuant to which (i) dividends will be taxable to stockholders as ordinary income to the extent of the current or accumulated earnings and profits of the Company, (ii) dividends which are designated as capital gain dividends by the Company will be taxed as long-term capital gains to stockholders to the extent they do not exceed the Company's net long-term capital gains for the taxable year, (iii) dividends which are not designated as capital gain dividends and which are in excess of the Company's current or accumulated earnings and profits will be treated as a return of capital to the stockholders and reduce the adjusted tax basis of a stockholder's shares (but not below zero), and (iv) distributions treated as a return of capital in excess of a stockholder's adjusted tax basis in its shares will be treated as gain from the sale or exchange of such shares.

               EXAMPLE: The Company makes a quarterly cash dividend which would amount to $100 if the stockholder received it in cash. The stockholder is instead a Participant in the Plan. The average of the daily average of the high and low sales prices of the Company's Common Stock on the New York Stock Exchange on the Cash Dividend Payment Date is $14. The $100 cash dividend is reinvested for the Participant in Plan Shares acquired in the open market with a $3 brokerage commission paid the Company at $14 per share (100% of $14). Accordingly, 7.143 Plan Shares ($100 divided by $14) would be credited to the Participant's account. The fair market value of these 7.143 shares is $14 each, or $100. For federal income tax purposes, assuming the Company has sufficient earnings and profits, the Company is deemed to have distributed to the Participant and the Participant is deemed to have received $100, and the Participant will further recognize $3 of taxable income for brokerage commissions paid by the Company. The Participant will therefore obtain a $103 tax basis ($100 dividend plus $3 for brokerage commissions) for the 7.143 dividend shares.

               When a Participant receives certificates for Plan Shares previously credited to the Participant's account under the Plan, the Participant will not recognize any taxable income; provided, however, that a Participant who receives a cash adjustment for a fraction of a share may recognize a gain or loss with respect to such fraction. A gain or loss may also be recognized by the Participant when Plan Shares are sold by the Participant. The amount of such taxable gain or loss will be the difference between the amount which the Participant receives for the shares (including fractions of a share) and the tax basis of the Participant in the shares. In some circumstances, the amount of loss recognized may be partially or fully disallowed.

               The Company will comply with all applicable Internal Revenue Service ("IRS") requirements concerning the filing of information returns, and such information will be provided to the Participant by a duplicate of that form or a final statement of account for each calendar year. With respect to Participants whose dividends are subject to federal income tax withholding, the Company will comply with all applicable IRS requirements concerning the withholding of such tax, and the amount of any cash dividend reinvested will, in each case, be after any reduction necessary to comply with the applicable withholding.

THE FOREGOING IS ONLY A SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN THE PLAN AND DOES NOT CONSTITUTE TAX ADVICE. SPECIFIC QUESTIONS SHOULD BE REFERRED TO THE PARTICIPANT'S TAX ADVISOR.

May the Company limit participation in the Plan?

               23. The Company has authority under the Charter to prevent transfer of shares to any person if the concentration of stock ownership resulting therefrom might jeopardize the continued qualification of the Company as a REIT. In this regard, the Charter provides, among other things, that no person, with certain exceptions, may own more than 6.0% of the value of the outstanding shares of Equity Stock (as defined in the Charter). Accordingly, the Company reserves the right not to sell shares under the Plan to any shareholder holding 6% or more in value of Equity Stock, subject to any exceptions provided in the Charter. The decision of the Company in this regard is final and the particular shareholders' only right shall be the return of any optional cash payment and the return of dividends in cash.

What are the responsibilities of the Company and the Agent under the Plan?

               24. Neither the Company nor the Agent nor its nominees, in administering the Plan, will be liable or responsible for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising our of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death.

NEITHER THE COMPANY NOR THE AGENT CAN ASSURE YOU OF A PROFIT OR PROTECT YOU AGAINST A LOSS ON SHARES PURCHASED UNDER THE PLAN.

Are there any restrictions on the resale of Plan Shares?

               25. Employees who are not "affiliates" of the Company are free to sell Plan Shares acquired under the Plan. Employees who are "affiliates" of the Company, as that term is defined in Rule 405 promulgated by the Commission under the Securities Act, may not publicly reoffer Plan Shares except pursuant to Rule 144 of the Commission or pursuant to an effective registration statement. Rule 405 defines an "affiliate" as a person who directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company. Directors and certain officers of the Company may be "affiliates" of the Company under this definition.

               Directors and certain executive officers of the Company participating in the Plan are also subject to the reporting obligation of Section 16(a) and the short-swing profit recovery provisions of Section 16(b) of the Exchange Act with respect to purchases of the Common Stock made under the Plan with optional cash payments. Although such directors and officers are not subject to the short-swing profit recovery provisions of Section 16(b) of the Exchange Act with respect to purchases of Common Stock made under the Plan with reinvested dividends, such purchases must be disclosed on annual reports filed pursuant to
               Section 16(a) of the Exchange Act.

May the Company terminate or modify the Plan?

               26. The Company reserves the right to terminate the Plan in its entirety or modify the Plan at any time with respect to the price to be charged for shares and the minimum and maximum amount to be sold to any Participant or Participants, specifically reserving the right to exclude any Participant for any reason. The Company will ordinarily give each Participant at least thirty (30) days' notice of such termination or modification of the price or other substantive provisions of the Plan. The Company also reserves the right to waive the requirements of the Plan, in some cases without waiving such requirement generally. The Company also reserves the right to adopt, and from time to time change, such administrative rules and regulations (not inconsistent in substance with the basic provisions of the Plan then in effect) as it deems desirable or appropriate for the administration of the Plan. The Agent reserves the right to resign at any time upon reasonable written notice to the Company.

               The purpose of the Plan is to provide investors with a systematic, efficient and convenient method of investing in the Common Stock of the Company and reinvesting dividends and optional cash payments in the Common Stock for long-term investment. Use of the Plan for any other purposes is prohibited.

               The Company reserves the right to return optional cash payments to Participants if, in the Company's opinion, the investment is not consistent with the purposes of the Plan. Participants who establish multiple accounts to circumvent the $20,000 per month limit on optional cash investment are subject to the Company's right to return all optional cash payments and/or to terminate such Participant's right to participate in the Plan.

               Upon termination of the Plan, no further investment of cash dividends will be made for a Participant's account and no further optional cash payments will be accepted by the Company for the purchase of Plan Shares, and Participants will receive stock certificates for whole Plan Shares held in their accounts and checks for the net proceeds from the sale of any fractional shares, as in the case of a voluntary withdrawal by a Participant from the Plan. No modification of the Plan will affect a Participant's right to receive such stock certificate for the Participant's whole Plan Shares (and appropriate proceeds for any fractional share) upon a Participant's withdrawal from the Plan.

               The Company will also terminate the Plan when participation in the Plan is below a minimum level of investment that the Company may, from time to time, establish a being uneconomic or inefficient to administer.

How will the Plan be interpreted?

               27. All questions of interpretation arising under the plan will be determined by the Company, in its sole discretion, and any such determination will be final.

What law will govern the Plan?

               28. The Plan will be governed by and construed in accordance with the laws of the State of Maryland.


                                 USE OF PROCEEDS

The Company has no basis for estimating either the number of shares of Common Stock offered hereby that will ultimately be sold pursuant to the Plan or the prices at which such shares will be sold. The Company intends to contribute any net proceeds it receives from sales of shares of Common Stock offered hereby to the Operating Partnership, of which the Company is the sole general partner, to purchase additional general partnership interests in the Operating Partnership. The Operating Partnership will use such net proceeds to fund the acquisition and development of properties, the reduction of debt and for general corporate purposes. The Company is unable to estimate the amount of the net proceeds that will be devoted to any specific purpose.


                                     EXPERTS

The consolidated financial statements and financial statements schedule of Essex Property Trust, Inc. (the "Company") as of December 31, 1996 and 1995, and for the years ended December 31, 1996 and 1995 and for the period June 13, 1994 through December 31, 1994 and of Essex Partners Properties (the "Predecessor") for the period January 1, 1994 through June 12, 1994, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                                  LEGAL MATTERS

The validity of the Common Stock offered hereby will be passed upon for the Company by Morrison & Foerster llp, Palo Alto, California.

============================================  ==================================


No person has been authorized to give
any information or to make any
representations other thanthose
contained in this Prospectus and, if              ESSEX PROPERTY TRUST, INC.
given or made, such information or
representations must not be relied upon
as having been authorized. This                   DIVIDEND REINVESTMENT AND
Prospectus does not constitute an offer              SHARE PURCHASE PLAN
to sell or a solicitation of an offerto
buy any securities other than the
securities to which this Prospectus
relates or an offer to sell or the
solicitation of an offer to buy such                   750,000 Shares
securities in any circumstances in which                     of
such offer or solicitation is unlawful.                Common Stock
Neither the delivery of this Prospectus
nor 750,000 Shares any sale made
hereunder shall, under any
circumstances, of create any implication
that there has been no change in Common
Stock the affairs of the Company since                 -------------
the datehereof or that the information                  Prospectus
contained herein or therein is correct                 -------------
as of any time subsequent to its date.
                                                     September 18, 1997


TABLE OF CONTENTS

Page
Available Information.............................. 4
Incorporation of Certain Documents by
Reference.......................................... 4
The Company........................................ 5
Dividend Reinvestment and Share Purchase Plan...... 5
Use of Proceeds.................................... 20
Experts............................................ 20
Legal Matters...................................... 20














================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution

SEC Registration Fee.................................................. $   7,223
Cost of printing......................................................    10,000
Accounting fees.......................................................    10,000
Legal Fees............................................................    25,000
Miscellaneous.........................................................     5,000

         Total........................................................ $  57,223


All expenses in connection with the issuance and distribution of the securities being offered shall be borne by the Company.

Item 15..Indemnification of Directors and Officers

The Maryland General Company Law (the "MGCL") permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter contains such a provision which limits such liability to the maximum extent permitted by the MGCL.

     The Charter authorizes the Company to obligate itself to indemnify its present and former officers and directors and to pay or reimburse reasonable expenses for such individuals in advance of the final disposition of a proceeding to the maximum extent permitted from time to time by the laws of Maryland. The Bylaws of the Company obligate it to indemnify, and advance expenses to present, former and proposed directors and officers to the maximum extent permitted by Maryland law. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their services in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or
     (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, the MGCL requires the Company, as conditions to advancing expenses, to obtain (i) a written affirmation by the director or officer of his good-faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the applicable Bylaws and (ii) a written statement by him or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met. The Bylaws of the Company also permit the Company to provide indemnification and advance or expenses to a present or former director or officer who served a predecessor of the Company in such capacity, and to any employee or agent of the Company or a predecessor of the Company.
     Finally, the MGCL requires a corporation (unless its charter provides otherwise, which the Company's charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceedings to which he is made a party by reason of his service in that capacity.

     The Company has entered into indemnification agreements with each of the directors and executive officers of the Company to provide them with indemnification to the full extent permitted by the Charter and Bylaws of the Company.

     The Company maintains an insurance policy which provides liability coverage for directors and officers of the Company.

Item 16. Exhibits

Exhibit Number            Description of Exhibits
--------------------------------------------------------------------------------
4(c)                      Specimen Enrollment Form

5.1                       Opinion of Morrison & Foerster llp

8.1 Opinion of Morrison & Foerster llp relating to certain tax matters

23.1                      Consent of KPMG Peat Marwick llp, independent auditors

23.2                      Consent of Morrison & Foerster llp (included in
                          Exhibit 5.1 and 8.1)

24.1                      Power of Attorney (included on page II-4)


Item 17. Undertakings.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that subparagraphs (i) and (ii) do not apply if the ------------------- information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants' annual reports pursuant to
          Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          The undersigned Registrant undertakes that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 of this registration statement, or otherwise (other than insurance), such Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Palo Alto, State of California, on the 18th day of September , 1997.



                                                      ESSEX PROPERTY TRUST, INC.
                                                                    (Registrant)



                                                       By: /s/ Keith R. Guericke
                                                       -------------------------
                                                         Keith R. Guericke
                                                         President and
                                                         Chief Executive Officer


We, the undersigned officers and directors of Essex Property Trust, Inc. do hereby constitute and appoint George M. Marcus, Keith R. Guericke and Michael J. Schall, and each of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                            Title                           Date

/s/ George M. Marcus                 Chairman of the Board          9/18/97
    George M. Marcus

/s/ William A. Millichap             Director                       9/18/97
    WILLIAM A. MILLICHAP


/s/ Keith R. Guericke                Chief Executive Officer        9/18/97
    KEITH R. GUERICKE                and President(Principal
                                     Executive Officer)


/s/ Michael J. Schall                Director, Executive Vice       9/18/97
    MICHAEL J. SCHALL                President and Financial
                                     Officer (Principal Financial
                                     Officer)

/s/ Mark J. Mikl                     Controller (Principal          9/18/97
    MARK J. MIKL                     Accounting Officer)


/s/ David W. Brady                   Director                       9/18/97
    DAVID W. BRADY


/s/ Robert E. Larson                 Director                       9/18/97
    ROBERT E. LARSON


/s/ Gary P. Martin                   Director                       9/18/97
    GARY P. MARTIN


/s/ Issie N. Rabinovitch             Director                       9/18/97
    ISSIE N. RABINOVITCH


/s/ Thomas E. Randlett               Director                       9/18/97
    THOMAS E. RANDLETT


/s/ Willard H. Smith, Jr.            Director                       9/18/97
    WILLARD H. SMITH, JR


/s/ Gregory J. Hartman               Director                       9/18/97
    GREGORY J. HARTMAN


/s/ Anthony Downs                    Director                       9/18/97
    ANTHONY DOWNS

                                 EXHIBIT INDEX

Exhibit
Number          Description
-------------   ----------------------------------------------------------------
4(c)            Specimen Enrollment Form
5.1             Opinion of Morrison & Foerster llp
8.1             Opinion of Morrison & Foerster llp relating to certain tax matters
23.1            Consent of KPMG Peat Marwick llp, independent auditors
23.2            Consent of Morrison & Foerster llp (included in Exhibit 5.1 and
                8.1)
24.1            Power of Attorney (included on page II-4)

                                  Exhibit 4(C)
                            Specimen Enrollment Form


ESSEX PROPERTY TRUST, INC.                   DIVIDEND REINVESTMENT AND
C/O BANK BOSTON,    any questions, please    SHARE PUCHASE PLAN ENROLLMENT FORM
P.O. BOX 8040       call toll free:
BOSTON, MA 02266    1-(800)-730-6001
================================================================================

Enrolling      I wish to enroll in the Essex Property Trust, Inc., Dividend
in the         Reinvestment and Share Purchase Plan ("Plan") available to
Plan           interested investors of Essex Property Trust, Inc., ("the
               Company") by making an Initial Investment. Enclosed is a check or money order for $_______ ($100 minimum/$20,000 maximum monthly
               ) payble to "BankBoston". Check must be received at least two business days prior to an Investment Date to be invested beginning on that Investment Date.

________________________________________
                                        |    Please note any address corrections
                                        |    directly on this form to the left.
                                        |    Please provide your day and evening
                                        |    phone numbers to assist us in
                                             processing your enrollment.
                                        |    Daytime Phone: ____________________
________________________________________     Evening Phone: ____________________

================================================================================
Account        |_|check here if registration desired matches mailing information
Registra-      above.  Social Security Number:_____-_______-_____
tion
               |_| INDIVIDUAL OR JOINT. Joint accounts will be presumed to be
               joint tenants unless restricted by applicable state law or otherwise indicated.  Only one Social Security Number is required for tax reporting.
Please
Check one      _________________________________________________________________
box and        Owner's First Name   M.I.   Last Name      Social Security Number
provide all    _________________________________________________________________
requested      Joint Owner's First Name         M.I.           Last Name
informa-
tion.          |_| CUSTODIAL. A minor is the beneficial owner of the account
Please         with an adult Custodian managing the account until the minor
print          becomes of age, as specified in the Uniform Gifts/Transfers to
clearly.       Minors Act in the minor's state of residence.

               _________________________________________________________________
               Custodian's First Name        M.I.           Last Name

________________________________________________________________________________
Minor's First Name  M.I.  Last Name   Minor's Social     Minor's State of Resi-
                                      Security Number    dence

               |_|TRUST.Account is established in accordance with provisions of trust agreement.

________________________________________________________________________________
Trustee Name    Name of Trust   Trust Date     Tax ID Number     Beneficiary

================================================================================

Dividend       You may choose to reinvest all, some or none of the dividends
Election       paid on Company Common Shares registed in your name in certif-
               cate form.  In either option, dividends on shares held in your
Please         plan account will be reinvested.
check one
box and        |_| FULL DIVIDEND REINVESTMENT I wish to reinvest all of my divi-
provide the    dends in additional Common Shares.  I may also make optional pay-
requested      ments to the Plan.  (You will not receive a dividend check).
inform-
ation          |_| PARTIAL DIVIDEND REINVESTMENT I wish to reinvest all divi-
               dends payable to me/us on _______ Common Shares registered in my/ our name(s). I may also make optional payments to the Plan.

|_| CASH INVESTMENTS I wish to make only optional cash payments to the Plan. (I wish to reinvest dividends on shares held in the plan only).
================================================================================
Signatures

By signing this form, I request enrollment, certify that I have received and read the Prospectus and agreee to abide by the terms and conditions of the Plan. I hereby appoint BankBoston, N.A., as my agent to apply dividends and any investments I may make to the purchase of shares under the Plan. I understand that I may revoke this authorization at any time by written notice to BankBoston, N.A.

All joint owners must sign.

     Under penalties of perjury, I also certify that: A. The number shown on this form is my/our correct Social Security Number or Taxpayer ID Number.
     B. I am not subject to backup withholding either because (1) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (2) the IRS has notified me that I am no longer subject to backup withholding. (Check here___if you have been notified by the IRS that you are subject to backup withholding because of underreporting of interest or dividends on your tax returns).

--------------------------------------------------------------------------------
Signature                     Date                Signature
================================================================================
Automatic Investment

Automatic Investment You may authorize automatic monthly deductions from your personal bank account. BankBoston, N.A., will invest these deductions in Company stock and credit the account established pursuant to this application. To initiate these deductions, please complete the reverse side of this form and check this box. Your authorized monthly deduction from your bank account must be for at least $100 and cannot exceed $20,000 monthly.|_|

                        Automatic Investment Application


Please complete the information below to commence automatic withdrawals from your Bank account to purchase additional shares. Deductions investments will continue until you notify BankBoston, N.A., to change or discontinue them. You must notify the Bank at least four business days prior to the date of debit (see Prospectus) for any change to be effective. Should your Bank account contain insufficient funds to cover the authorized deduction, no investment will occur. In such event, you may be charged a fee by your bank for insufficient funds.

Please see sample below illustrating where these numbers can be found.

ABA Routing Number                    Checking or Money Market         Savings
|_||_||_||_||_||_||_||_||_|                    |_|                       |_|


Bank Account Number
|_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_|  ------------------------------
                                                  Name on Account (Please Print)


Amount to be Withdrawn
|_||_|,|_||_|.|_||_|
(MINIMUM $100.00)

I hereby authorize                                 -----------------------------
 to make monthly automatic                         Name of Financial Institution
transfers of funds from my savings/
checking account in the amount indicated           _____________________________
on this form. These funds will be used             Mailing Address of Financial
to purchase shares of Common Stock for             Institution
my account.  Note: If Joint Account, both
holders must sign.                                 -----------------------------
                                                   City       State       Zip

--------------------------------------------------------------------------------
Signature         Date                   Signature          Date


--------------------------------------------------------------------------------

John Smith                                                      63-85
123 Your Street                                                  670       000
Anywhere, USA 12345
                                            __________________________ 19______

PAY TO THE
ORDER OF _____________________________________________________________$

_______________________________________________________________________ DOLLARS
                           100-001
BANK                       123 Main Street
                           Anywhere, USA 12345

FOR ______________________________________              SAMPLE (NON-NEGOTIABLE)
         063000047              1234567890
         ABA NUMBER             ACCOUNT NUMBER

--------------------------------------------------------------------------------

(FRONT OF CARD)
                           Essex Property Trust, Inc.

Please enroll my account in the Plan as indicated on this form. CHECK ONE OPTION
                                                                ONLY
OPTION 1
|_|FULL DIVIDEND REINVESTMENT
I/We wish to reinvest all dividends due this accounts.

OPTION 2 |_| PARTIAL DIVIDEND  REINVESTMENT
I/We wish to reinvest dividends on only_____shares registered in my name and want my cash dividends on the rest of my shares. I understand that dividends on all shares held for me by the plan administrator will be reivested.

OPTION 3
|_|OPTIONAL PAYMENTS ONLY
I wish to make only Optional Payments for the purchase of additional shares without reivesting dividends on any shares.

Participants can send optional cash investments of not less then $100.00 and not more than $20,000 monthly Amount enclosed, if any: $________ regardless of which option is selected. This authorization can be changed or terminated at any time by written notice.

                             Sign this card only after reading the reverse side.
                              __________________________________________________
                              Shareholder Signature
                              __________________________________________________
                              Shareholder Signature
                              ________________________  ________________________
                              Date                      19


|_|Mark here for address change and note above       THIS IS NOT A PROXY

        DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN AUTHORIZATION CARD
                           ESSEX PROPERTY TRUST, INC.

Please enroll my account in the Plan as indicated on this form.  CHECK ONLY ONE
                                                                 OPTION

OPTION 1
|_| FULL DIVIDEND REINVESTMENT
I/We wish to reinvest all dividends due this account.

OPTION 2
|_| PARTIAL DIVIDEND REINVESTMENT
I/We wish to reinvest dividends on only______ shares registered in my name and want my cash dividends on the rest of my shares. I understand that dividends on all shares held for me by the plan administrator will be reinvested.

OPTION 3
|_|OPTIONAL PAYMENTS ONLY
I wish to make only Optional Payments for the purchase of additional shares without reinvesting dividends on any shares.

Sign this card only after reading the reverse side.
                              __________________________________________________
                              Shareholder Signature
                              __________________________________________________
                              Shareholder Signature
                              ________________________  ________________________
                              Date                      19


|_|Mark here for address change and note above       THIS IS NOT A PROXY

        DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN AUTHORIZATION CARD
                           ESSEX PROPERTY TRUST, INC.

Please enroll my account in the Plan as indicated on this form.  CHECK ONLY ONE
                                                                 OPTION

OPTION 1
|_|FULL DIVIDEND REINVESTMENT
I/We wish to reinvest all dividends due this account.

OPTION 2
|_| PARTIAL DIVIDEND REINVESTMENT
I/We wish to reinvest dividends on only______ shares registered in my name and want my cash dividends on the rest of my shares. I understand that dividends on all shares held for me by the plan administrator will be reinvested.

OPTION 3
|_|OPTIONAL PAYMENTS ONLY
I wish to make only Optional Payments for the purchase of additional shares without reinvesting dividends on any shares.

Sign this card only after reading the reverse side.
                              __________________________________________________
                              Shareholder Signature
                              __________________________________________________
                              Shareholder Signature
                              ________________________  ________________________
                              Date                      19


|_|Mark here for address change and note above       THIS IS NOT A PROXY

        DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN AUTHORIZATION CARD
                           ESSEX PROPERTY TRUST, INC.

Please enroll my account in the Plan as indicated on this form.  CHECK ONLY ONE
                                                                 OPTION

(BACK OF CARD)
By signing this form (see reverse), I/we understand that all purchases and other transactions will be made under the Terms and Conditions of the Plan as set forth in the Prospectus, reciept of which is herby acknowledged.

I/We wish to join the Essex Property Trust, Inc. Dividend Reinvestment and Share Purchase Plan, and by signing the reverse side of thsi form, hereby authorize the purchase of Essex Property Truts, Inc. Common Stock pursuant to the option selected.
================================================================================
You may terminate particiapation in the Plan at any time by written notice, signed by all registered owners, to BankBoston, N.A.

Please address all inquiries concerning the plan to BankBoston, N.A., Mail Stop:
45-01-06, P.O. Box 1681, Boston, MA 02105-1681.

Do not return this card unless you intend to participate in the Plan, as this card authorizes the Bank to enroll your account in the Plan.

By signing this form (see reverse), I/we understand that all purchases and other transactions will be made under the Terms and Conditions of the Plan as set forth in the Prospectus, receipt of which is hereby acknoledged.

I/We wish to join the Essex Property Trust, inc. Dividend Reinvestment and Share Purchase Plan, and by signing the reverse side of thsi form, hereby authorize the purchase of Essex Property Trust, Inc. Common Stock pursuant to the option selected.
================================================================================
You may terminate particiapation in the Plan at any time by written notice, signed by all registered owners, to BankBoston, N.A.

Please address all inquiries concerning the plan to BankBoston, N.A., Mail Stop:
45-01-06, P.O. Box 1681, Boston, MA 02105-1681.

Do not return this card unless you intend to participate in the Plan, as this card authorizes the Bank to enroll your account in the Plan.

By signing this form (see reverse), I/we understand that all purchases and other transactions will be made under the Terms and Conditions of the Plan as set forth in the Prospectus, receipt of which is hereby acknoledged.

I/We wish to join the Essex Property Trust, inc. Dividend Reinvestment and Share Purchase Plan, and by signing the reverse side of thsi form, hereby authorize the purchase of Essex Property Trust, Inc. Common Stock pursuant to the option selected.
================================================================================
You may terminate particiapation in the Plan at any time by written notice, signed by all registered owners, to BankBoston, N.A.

Please address all inquiries concerning the plan to BankBoston, N.A., Mail Stop:
45-01-06, P.O. Box 1681, Boston, MA 02105-1681.

Do not return this card unless you intend to participate in the Plan, as this card authorizes the Bank to enroll your account in the Plan.

By signing this form (see reverse), I/we understand that all purchases and other transactions will be made under the Terms and Conditions of the Plan as set forth in the Prospectus, receipt of which is hereby acknoledged.

I/We wish to join the Essex Property Trust, inc. Dividend Reinvestment and Share Purchase Plan, and by signing the reverse side of thsi form, hereby authorize the purchase of Essex Property Trust, Inc. Common Stock pursuant to the option selected.

                                                                     Exhibit 5.1



                                             August 26, 1997





Essex Property Trust, Inc.
777 California Avenue
Palo Alto, CA  94043

         Re:   Registration Statement on Form S-3

Ladies & Gentlemen:

         We are acting as counsel for Essex Property Trust, Inc. a Maryland corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") pursuant to which the Company proposes to offer, from time to time, up to 750,000 Shares of Common Stock, $0.001 par value (the "Common Stock") of the Company under the Company's Dividend Reinvestment and Share Purchase Plan (the "Plan").

         In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Common Stock, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

         In our examination of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other copies.

         As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

         Based upon and subject to the foregoing, it is our opinion that (a) the Company has authority pursuant to its Articles of Incorporation to issue the shares of Common Stock to be registered under the Registration Statement, and
(b) upon compliance with the applicable provisions of the Act and such state "blue sky" or securities laws as may be applicable and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement and the Plan, such shares of Common Stock will be legally issued, fully paid, and nonassessable.

         We hereby consent to the reference to our firm in the Registration Statement under the Prospectus caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, as amended, or the rules or regulations thereunder.

                                Very truly yours,

                          /S/ Morrison & Foerster, LLP

                             MORRISON & FOERSTER llp

                                             August 26, 1997

                                                                     EXHIBIT 8.1

Essex Property Trust, Inc.
777 California Avenue
Palo Alto, California  94304

Ladies and Gentlemen:

                  We are acting as counsel to Essex Property Trust, Inc., a Maryland corporation (the "Company"), general partner of Essex Portfolio, L.P., in connection with the registration by the Company of 750,000 shares of its common stock, par value $.0001 per share (the "Common Stock"), which are the subject of a Registration Statement (the "Registration Statement") filed by the Company with the Securities and Exchange Commission on Form S-3 under the Securities Act of 1933. We have been requested to provide you with our opinion as to whether, as the date hereof, the Company has been operated in a manner that has qualified it as a real estate investment trust ("REIT"), within the meaning of Section 856(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Company has so qualified for each of the past three taxable years. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Registration Statement.

                  For purposes of the opinion set forth below, we have relied, with your consent, upon the accuracy and completeness of the statements and representations contained in the certificate of the Company dated August 26, 1997 (the "Certificate"). We have neither investigated nor verified any of the statements and representations in the Certificate. We have also relied upon the accuracy of the Registration Statement.

                  Based upon such statements, representations and assumptions, and subject to the next two succeeding paragraphs, we are of the opinion that, as of the date hereof and for its taxable years ended December 31, 1994, December 31, 1995 and December 31, 1996, the Company has operated in a manner that has qualified it as a REIT under the Code, and if it continues to operate in the same manner, it will continue to so qualify.

                  Our opinion is based upon the documents referred to above and the current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time, possibly with retroactive effect. You should also be aware that opinions of counsel are not binding upon the Internal Revenue Service or the courts. Any change in applicable law, or any inaccuracy in the statements, representations and assumptions on which we have relied may affect the continuing validity of the opinion set forth herein.

                  This opinion only addresses the operation of the Company with respect to its qualification as a REIT as of the date hereof and during each of the past three taxable years. We undertake no obligation to update this opinion, or to ascertain after the date hereof whether circumstances occurring after such date may affect the conclusions set forth herein.

                                                              Very truly yours,





                                                                   Exhibit 23.1

          [KPMG Peat Marwick LLP Letterhead]

          Consent of Independent Certified Public Accountants

The Board of Directors
Essex Property Trust, Inc.:

          We consent to incorporation by reference in the registration statement and related prospectus dated September 18, 1997 on Form S-3 of Essex Property Trust, Inc. of our report dated January 31, 1997, relating to the consolidated balance sheets of Essex Property Trust, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders equity and cash flows of Essex Property Trust, Inc. and subsidiaries for the years ended December 31, 1996 and 1995, and for the period June 13, 1994 through December 31, 1994 and of Essex
     Partners Properties (the Predecessor) for the period January 1, 1994 through June 12, 1994 and the related financial statement schedule, which report appears in the December 31, 1996, annual report on Form 10-K of Essex Property Trust, Inc.

          We also consent to the reference to our firm under the heading Experts in the prospectus.



/s/ KPMG Peat Marwick LLP

San Francisco, California
September 16, 1997